UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 15, 2010

Metalline Mining Company
(Exact name of registrant as specified in its charter)

Nevada	001-33125	91-1766677
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1330 E. Margaret Avenue, Coeur d'Alene, Idaho	83815
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (208) 665-2002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

As previously reported under Item 2.01 of the Current Report on Form 8-K, dated April 15 and filed by Metalline Mining Company, Inc. on April 21, 2010 (the “Original 8-K”), pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of December 4, 2009, by and among Metalline Mining Company (“the Company”), Dome Ventures Corporation (“Dome”) and  Metalline Mining Delaware, Inc., (“Merger Sub”), Dome merged with and into Merger Sub,  and was the survivor of that transaction thereby becoming a wholly owned subsidiary of the Company.

This Current Report on Form 8-K/A amends Item 9.01(b) of the Original 8-K and is being filed solely to provide (i) the pro forma financial information under Item 9.01(b), which financial statements and information were not included in the Original 8-K; and (ii) the historical audited consolidated financial statements of Dome and its subsidiaries, and its unaudited financial statements for the quarter and six months ended April 30, 2010 and 2009 under Item 9.01(a).

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The historical audited consolidated financial statements of Dome Ventures Corporation for its fiscal years ended September 30, 2009 and 2008; and the unaudited financial statements of Dome Ventures Corporation for the quarter and six months ended March 31, 2010 and 2009 are filed as Exhibit 99.2 and 99.3, respectively with Amendment No. 1.

(b)	Pro Forma Financial Information

The pro forma financial statements of Metalline Mining Company’s acquisition of Dome Ventures Corporation is filed as Exhibit 99.1 to this Amendment No. 1.

(d)	Exhibits

23.1	Consent of Manning Elliott LLP

99.1	Unaudited pro forma condensed combined financial statements for the six months ended April 30, 2010 and for the year ended October 31, 2009.

99.2	Historical unaudited consolidated financial statements of Dome Ventures Corporation as of and for the quarter and six months ended March 31, 2010 and 2009.

99.3	Historical Audited consolidated financial statements of Dome Ventures for its fiscal years ended September 30, 2009 and 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metalline Mining Company
(Registrant)
Date: June 29, 2010	/s/ Merlin Bingham
Name: Merlin Bingham
Title: President